Exhibit 4

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of September 3, 2025 (this “Agreement”), is made by and among the individual listed on Exhibit A, annexed hereto and made a part hereof (the “Seller”), and the entities named on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Seller is the holder of the number of shares set forth opposite Seller’s name on Exhibit A, (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Applied Digital Corporation, a Nevada corporation (the “Issuer”); and

WHEREAS, the Seller desires to sell to each Purchaser the Shares set forth opposite such Purchaser’s name on Exhibit B hereto (the “Share Allocation”), and each Purchaser is willing to purchase their respective Share Allocation from the Seller, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and warranties contained herein, the sufficiency of which as consideration is hereby acknowledged, the parties agree as follows:

1. Definitions. When used herein, the following terms shall have the indicated meanings:

“Encumbrance” means any pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

“Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto, whether set forth in such security or other property itself or in any document related thereto or arising by operation of law, including, without limitation, such conditions or restrictions arising under federal, state or foreign securities laws or under contract, other than any of the foregoing known to a Purchaser.

2. Sale and Purchase. The Seller will sell to each Purchaser their respective Share Allocation, and each such Purchaser will purchase from the Seller their respective Share Allocation (the “Transaction”), effective as of 4:05 p.m., New York City time, on the date hereof, the Shares for a purchase price per share of Common Stock equal to $15.26, for an aggregate purchase price for all the Shares equal to $6,104,000 (the “Purchase Price”).

3. Representations, Warranties and Agreements of the Seller.

The Seller hereby represents, warrants and agrees on the date hereof and on the Settlement Date (as defined below):

(a) The Seller has all requisite authority, power and capacity to enter into this Agreement and to consummate the Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, corporate or otherwise, of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; (ii) violate any provision of any federal or state statute, rule or regulation which is, to the Seller’s knowledge, applicable to the Seller; or (iii) violate any contract to which the Seller or any of its assets or properties are bound. Except for filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, no consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the Transaction.

(c) With respect to the Transaction, (i) the Seller is the record and beneficial owner of the Shares, free and clear of any Encumbrances; and (ii) upon the transfer of the Shares to the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of any Encumbrances or Transfer Restrictions, other than Transfer Restrictions placed on the Shares as a result of the Seller being an “affiliate” of the Issuer pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

(d) No proceedings relating to the Shares are pending or, to the knowledge of the Seller, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Seller’s right to transfer the Shares to the Purchasers.

(e) The Seller, by reason of, among other things, its business and financial experience, is capable of evaluating the merits and risks of the Transaction and of protecting its own interests in connection with the Transaction.

(f) The Seller has been given the opportunity to consult with its own counsel and financial and other advisors with respect to this Agreement and the terms hereof and has delivered this Agreement freely and voluntarily.

4. Representations, Warranties and Agreement of the Purchaser.

Each Purchaser hereby represents, warrants and agrees as of the date hereof and on the date hereof and on the Settlement Date:

(a) Such Purchaser has all requisite authority, power and capacity to enter into this Agreement and to consummate the Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, corporate or otherwise, of such Purchaser. This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by such Purchaser of this Agreement and consummation by such Purchaser of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on such Purchaser; (ii) violate any provision of any federal or state statute, rule or regulation which is, to such Purchaser’s knowledge, applicable to such Purchaser; or (iii) violate any contract to which such Purchaser or any of its assets or properties are bound. Except for filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, no consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by such Purchaser of this Agreement or the consummation of the Transaction.

(c) Such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. Such Purchaser is acquiring Shares pursuant to the Transaction hereunder for its own account and not with a view to the distribution thereof (within the meaning of the Securities Act) in violation of applicable securities laws. Such Purchaser does not have any present intention of selling, granting any participation in, or otherwise distributing Shares. The acquisition by such Purchaser of Shares shall constitute confirmation of the representation by such Purchaser that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares. Such Purchaser acknowledges that upon its purchase of Shares that each such Share (i) will be a “restricted security” for purposes of Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission and (ii) cannot be resold unless it is registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act (“Permitted Securities Law Restrictions”).

(d) Such Purchaser understands that Lowenstein Sandler LLP is serving as counsel to the Seller in the Transaction and does not represent it or any of the Purchasers. Such Purchaser hereby waives any claim it has or may have that Lowenstein Sandler LLP has a conflict of interest or is otherwise prohibited from engaging in such representation.

5. Conditions Precedent to Obligations of the Purchasers. The obligations of the Purchasers are subject to the satisfaction or waiver (in its sole discretion) of the following conditions precedent:

(a) The representations and warranties of the Seller contained herein shall be true and correct as of the Settlement Date.

(b) The Seller shall have complied with all of the covenants and agreements contained herein to be performed by the Seller on or prior to the Settlement Date.

6. Conditions Precedent to Obligations of the Seller. The obligations of the Seller are subject to the satisfaction or waiver (in its sole discretion) of the following conditions precedent:

(a) The representations and warranties of each Purchaser contained herein shall be true and correct as of the Settlement Date.

(b) Each Purchaser shall have complied with all of the covenants and agreements contained herein to be performed by such Purchaser on or prior to the Settlement Date.

7. Settlement.

(a) Settlement of the Transaction shall take place on September 5, 2025 (the “Settlement Date”). On the Settlement Date, subject to Sections 5 and 6 of this Agreement, the Seller shall deliver to the Purchasers the Shares against payment by the Purchaser of the Purchase Price. On the Settlement Date, the Seller shall promptly instruct the transfer agent for the Common Stock (the “Transfer Agent”) to record the delivery of the Shares to each Purchaser in book-entry form pursuant to the Transfer Agent’s regular procedures.

(b) The Shares delivered to each Purchaser pursuant to this Agreement shall be free and clear of all Encumbrances and Transfer Restrictions other than Permitted Securities Law Restrictions. The transfer of the Shares to each Purchaser shall have been registered on the books of the Issuer and the applicable transfer agent for the Common Stock. The Shares delivered to each Purchaser pursuant to this Agreement shall bear legends in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.

(c) The Purchase Price shall be paid by wire transfer of immediately available funds to the bank account set forth on Exhibit A hereto.

(d) Each of the Purchasers and the Seller will, upon the reasonable request of the other, execute and deliver all other such documents and instruments reasonably deemed necessary or desirable by the other party to fully effect the purchase and sale contemplated hereby.

9. Amendment. This Agreement shall not be amended, modified or supplemented except in a writing signed by the Seller and the Purchasers.

10. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by a courier or a courier service, (b) on the date of transmission if sent by e-mail, facsimile transmission or other means of electronic transmission (provided that the sending party retains written evidence of confirmed transmission), or (c) when actually received if mailed by first-class certified or registered United States mail or recognized overnight courier service, postage-prepaid and return receipt requested, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case addressed as follows:

If to the Seller:	To the address set forth on Exhibit A hereto.

With a copy to:	Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser, Esq.

Facsimile:

E-mail:

If to a Purchaser:	To the address set forth beneath Purchaser’s signature hereto.

11. Counterparts. This Agreement may be executed in two or more counterparts. Each such counterpart shall be deemed to be an original, but all of which together shall constitute one and the same document. Executed counterparts to this Agreement transmitted by facsimile or by electronic transmission of portable document format (PDF) files or tagged image file format (TIF) files shall be deemed to be original signatures for all purposes.

12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (without reference to choice OF law doctrine).

13. Expenses. Except as otherwise expressly provided herein, each party hereto will bear its own expenses in connection with the purchase and sale of the Shares contemplated hereby, except that the Seller shall bear all transfer and issuance taxes, if any, imposed on such purchase and sale.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.

15. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

16. Captions. The Section captions herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

17. Specific Performance. The parties acknowledge that money damages will not be a sufficient remedy for breach of this Agreement and that the parties hereto may obtain specific performance or other injunctive relief, without the necessity of posting a bond or security therefor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SELLER:

/s/ Wesley Cummins
Wesley Cummins

PURCHASERS:

B. Riley Principal Investments, LLC

By:	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Co-CEO

Address: 11100 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025

B. Riley Principal Capital, LLC

By:	/s/ Jimmy Baker
Name:	Jimmy Baker
Title:	Co-CEO

Address: 11100 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025

B. Riley Wealth Management Holdings, Inc.

By:	/s/ Michael Mullen
Name:	Michael Mullen
Title:	CEO

Address: 11100 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025

[Signature Page to Stock Purchase Agreement]

Exhibit A

Seller

Seller	Address	Shares	Wire Instructions
Wesley Cummins	3811 Turtle Creek Boulevard Ste 2100, Dallas, TX 75219	400,000	Account: Bank: Account Number: Routing Number:

Exhibit B

Share Allocation

PURCHASER	Share Allocation	Purchase Price
B. Riley Principal Investments, LLC	160,000	$2,441,600.00
B. Riley Principal Capital, LLC	120,000	$1,831,200.00
B. Riley Wealth Management Holdings, Inc.	120,000	$1,831,200.00
TOTAL	400,000	$6,104,000.00